Exhibit 10.43

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”), dated for reference purposes as September __, 2024, is made by and between BAUEN FUND 2018-730, LLC, a California limited liability company (“Landlord”), and SERVE ROBOTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord presently leases to Tenant those certain premises containing approximately four thousand two hundred (4,200) rentable square feet (the “Premises”) within the building (the “Building”) located at 730 Broadway, Redwood City, California 94063, pursuant to that certain Lease Agreement, dated February __, 2021 (the “Lease”).

B. Landlord and Tenant now desire to enter into this First Amendment to amend the Lease to extend the term of the Lease on the terms and subject to the conditions more particularly provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1. Definitions. Unless otherwise specified herein, all capitalized terms used in this First Amendment have the meaning ascribed to such terms in the Lease.

2. Effective Date. This Amendment shall become effective on the date it is executed by both Landlord and Tenant (“Effective Date”).

3. Extension. The Term of the Lease is hereby extended by a period of thirty-six (36) months (“Extended Term”) commencing on April 1, 2025 (“Extended Term Commencement Date”) and ending on March 31, 2028.

4. Base Rent. Commencing on the Extended Term Commencement Date, the Base Rent for the Premises shall be the following:

Period	Monthly Base Rent	Monthly Rate Per Square Foot *
April 1, 2025 – April 30, 2025	[***]	[***]
May 1, 2025 – March 31, 2026	[***]	[***]
April 1, 2026 – March 31, 2027	[***]	[***]
April 1, 2027 – March 31, 2028	[***]	[***]

As set forth above, Tenant shall not be required to pay the Monthly Base Rent for the first full month of the Extended Term (“Rent Waiver Period” ). Notwithstanding the foregoing to the contrary, if an Event of Default shall at any time be declared under the Lease, the foregoing rent waiver shall be deemed revoked, and any and all Monthly Base Rent, payment of which has been waived under this First Amendment, shall be deemed reinstated and shall become immediately due and payable (based upon the Monthly Base Rent payable for the month immediately following such Rent Waiver Period) upon demand by Landlord, and without impairing any other rights and remedies of Landlord resulting from said default. All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

5. Option to Extend. Tenant shall have the option to extend (the “Option to Extend”) the Extended Term for one (1) additional period of two (2) years (the “Additional Extension Period”) upon all of the terms and conditions of the Lease, as modified hereby, except that Tenant shall have no further right to extend the Term or receive any tenant inducements, and the Base Rent payable under the Lease shall be in the amount set forth in Section 5(b) below.

(a) The Option to Extend may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice thereof no later than six (6) months and no earlier than nine (9) months before the commencement of the Additional Extension Period. Said exercise shall, at Landlord’s election, be null and void if Tenant has been in default beyond any applicable notice and cure periods under the Lease during the Extended Term, or if Tenant is in default beyond any applicable notice and cure periods under the Lease at the date of said notice or at any time thereafter and prior to commencement of said Additional Extension Period. If Tenant shall fail to exercise the Option to Extend in accordance with the terms hereof, said Option to Extend shall terminate and be null and void and Tenant shall have no further right to extend the Extended Term. Tenant’s exercise of the Option to Extend shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Option to Extend, or before the commencement of the Additional Extension Period, or if Tenant shall have assigned the Lease or subleased all or any portion of the Premises before Tenant shall have exercised the Option to Extend, then immediately upon such termination, sublease or assignment, the Option to Extend shall simultaneously terminate and become null and void. If the Term of the Lease shall terminate for any reason prior to the expiration of the Extended Term, then the Option to Extend shall become null and void, whether or not it has been previously exercised. Time is of the essence of this provision.

(b) Tenant shall pay to Landlord, as Base Rent for the Premises during the Additional Extension Period as follows:

Full Calendar Months of Extension Term	Monthly Base Rent	Monthly Rate Per Square Foot *
April 1, 2028 – March 31, 2029	[***]	[***]
April 1, 2029 – March 31, 2030	[***]	[***]

All Rent payable during the Extension Term shall be payable in the same manner and under the same terms and conditions as Rent is paid during the Extended Term.

6. Condition of Premises. Tenant acknowledges that it currently occupies the Premises, that the same are in good condition and repair and that Tenant agrees to accept the Premises in its “as-is, with all faults” basis, with no obligation of Landlord to alter, remodel, repair or improve the Premises or Property. Tenant further acknowledges that no representation, express or implied, respecting any matter or thing related to the Premises or the Lease has been made to Tenant by Landlord, its agents or employees.

7. Brokers. Each party represents and warrants that it has not dealt with any real estate broker or agent other than the Zacuto Group (“Tenant’s Broker”) in connection with this First Amendment. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this First Amendment or its negotiation by reason of any conduct of the indemnifying party. Landlord agrees to pay a commission to Broker pursuant to a separate agreement.

8. Ratification. Except as modified by this First Amendment, the Lease is ratified, affirmed, in full force and effect, and incorporated herein by this reference.

9. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, by all of which, when taken together, shall constitute one and the same instrument.

10. Facsimile and Electronic Signatures. In order to expedite the transaction contemplated herein, telecopied and email (pdf) signatures may be used in place of original signatures on this First Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or emailed document, are aware that the other party will rely on the telecopied or emailed signatures, and hereby waive any defenses to the enforcement of the terms of this First Amendment based on the use of a facsimile or electronic (pdf) signature.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the dates set forth below to be effective as of the Effective Date.

LANDLORD:		TENANT:

BAUEN FUND 2018-730, LLC,		SERVE ROBOTICS INC., a Delaware corporation
a California limited liability company

By:	/s/ Rian Barth	By:	/s/ Brian Read
Name:	Rian Barth	Name:	Brian Read
Its:	Manager	Its:	CFO
Date:	9/4/2024	Date:	9/4/2024

		By:	/s/ Touraj Parang
		Name:	Touraj Parang
		Its:	President & COO
		Date:	9/4/2024